Exhibit 10.1

EARLY TERMINATION AGREEMENT

THIS EARLY TERMINATION AGREEMENT (the “Agreement”) is made as of March 15, 2024 (the “Effective Date”), by and between Jaytee-Springhurst, LLC (“Landlord”) and Republic Bank & Trust Company (“Tenant”).

WHEREAS, pursuant to that certain Office Lease dated August 1, 1999, by and between Jaytee Properties, a Kentucky general partnership (predecessor in interest to Landlord) and Tenant (as thereafter amended, the “Lease”), Landlord leased to Tenant, and Tenant leased from Landlord, space on the lower level (the “Lower Level Space”), first floor (the “First Floor Space”), second floor (namely, “Suite 200,” “Suite 240,” and “Suite 250”)(collectively, Suites 200, 240, and 250 are hereinafter collectively referred to as the “Second Floor Space”), and third floor (namely, “Suite 300,” “Suite 320,” and “Suite 330”) (collectively, Suites 300, 320, and 330 are hereinafter referred to as the Third Floor Space”) of the Republic Bank Building located at 9600 Brownsboro Road (the “Property”);

WHEREAS, the Lease terminates by its terms on July 31, 2024;

WHEREAS, Tenant intends to enter into a new lease with respect to Suite 100 on the first floor, as well as the entire lower level, but does not wish to continue leasing Suite 200 or Suite 240 as of the Early Termination Date, and intends to allow the Lease to terminate by its terms on July 31, 2024 for the remaining leased space; and

WHEREAS, Landlord is willing to allow Tenant to surrender and vacate Suite 200 and Suite 240 and terminate the Lease with respect to Suite 200 and Suite 240 as of March 15, 2024 (the “Early Termination Date”), pursuant to the terms and conditions contained herein; and

WHEREAS, Tenant is willing to surrender and vacate Suite 200 and Suite 240 and allow the Lease to be terminated on or before the Early Termination Date, pursuant to the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1.	Tenant shall vacate and surrender Suite 200 and Suite 240 on the Early Termination Date.

2.	Tenant shall continue to pay Rent for Suite 250 as set forth in the Lease.

3.	Landlord shall abate all of Tenant’s Rent with respect to Suite 200 and Suite 240 beginning on the Early Termination Date.

4.	Tenant shall, in consideration of Landlord abating Tenant’s Rent with respect to Suite 200 and Suite 240, leave in Suite 200 and Suite 240 that furniture listed on Exhibit A attached hereto and made a part hereof.

5.	Time is of the essence with respect to this Agreement.

6.	Except as modified by this Agreement, the Lease shall continue in full force and effect.

[signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date set forth above, but actually on the dates set forth below.

LANDLORD:

JAYTEE-SPRINGHURST, LLC

By: /s/ Steven E. Trager

Name: Steven E. Trager, Member

Date: 3/15/2024

By: Makbe, LLC

By: /s/ Michael Trager-Kusman

Name: Michael Trager-Kusman

Date: 3/15/2024

By: /s/ Andrew Trager-Kusman

Name: Andrew Trager-Kusman

Date: 3/16/2024

By: /s/ Kevin Trager

Name: Kevin Trager

Date: 3/15/2024

By: /s/ Brett Trager

Name: Brett Trager

Date: 3/15/2024

By: /s/ Emily Trager

Name: Emily Trager

Date: 3/18/2024

TENANT:

Republic Bank & Trust Co.

By: /s/ Kevin Sipes

Name: Kevin Sipes

Date: 3/15/2024

Exhibit A

[insert list of furniture to stay]